UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 28, 2001


                                 @POS.COM, INC.
             (Exact name of registrant as specified in its charter)

                                     0-23152
                                     -------
                            (Commission File Number)

           Delaware                                     33-0253408
           --------                                     ----------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

              3051 North First Street, San Jose, California  95134
              ----------------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)

       Registrant's telephone number, including area code: (408) 468-5400
                                                           --------------


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ITEM 2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On September 28, 2001, @POS.com, Inc. (the "Registrant") completed the acquisition (the "Acquisition") of Crossvue, Inc. ("Crossvue"), a Delaware corporation, pursuant to a Merger Agreement and Plan of Reorganization by and among the Registrant, Crossvue, and certain shareholders of Crossvue and Crossvue Acquisition Corporation ("CAC"), a Delaware corporation and wholly-owned subsidiary of the Registrant formed for the purpose of effecting the merger.

     Crossvue develops, markets and sells digital receipt services to retailers that allow them to leverage customer transaction events and details across all sales channels to improve customer service, streamline operations and generate incremental revenue. The merger will allow the Registrant to offer a complete point of sale solution to its customers and enable it to further expand and continue with its future development and marketing activities.

     The Registrant acquires Crossvue's net assets of approximately $4.6 million, including $4.1 million in cash and investments, along with Crossvue's intellectual property and customer base. In consideration for the merger, the Registrant issued 4,159,937 shares of its common stock for all of the outstanding preferred stock of Crossvue. Due to the liquidation preferences of the preferred stock, all outstanding shares of common stock of Crossvue were canceled. The purchase price was determined through arms-length negotiations among the parties. Approximately 24% of the common stock issued by @POS.com was placed in escrow for the purpose of securing the indemnification obligation of Crossvue. Including escrowed shares, the total stock issued in the acquisition represents approximately 29% of the post merger stock outstanding.

     Prior to the merger, the Registrant owned ninety-five percent (95%) of Crossvue's common stock, which constituted approximately thirty five percent (35%) of the equity securities of Crossvue. Prior to the merger, our Chief
Executive Officer, Llavan Fernando, owned less than one percent (1%) of the Series A Preferred Stock of Crossvue and was a director and shareholder of one
(1) share of common stock of Crossvue Limited, which was a wholly owned subsidiary of Crossvue. The Registrant and Crossvue were parties to a License, Development and Distribution Agreement with Hewlett Packard-VeriFone and were parties to a licensing agreement with American Express. The Registrant has no representative on the board of directors of Crossvue. Other than as described above, there were no material relationships between the Registrant or its affiliates, and Crossvue or its affiliates, or between any officers or directors of the Registrant or its affiliates, and the officers or directors of Crossvue or its affiliates.

     The shares issued in the transaction were not registered with the Securities and Exchange Commission and were issued in a transaction exempt from the registration provisions of the Securities Act of 1933 (the "Securities Act") pursuant to the exemption set forth in Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act of 1933.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED

          (1) The audited balance sheet of Crossvue as of December 31, 2000 and the results of its operations and its statement of cash flow for the year then ended will be filed by the Registrant within 60 days after the filing of this initial report on form 8-K.


          (2) The unaudited balance sheet of Crossvue as of June 30, 2001 and the results of its operations and its statement of cash flows for the six months ended June 30, 2001 and 2000 will be filed by the Registrant within 60 days after the filing of this initial report on form 8-K.

     (b)  UNAUDITED  PRO  FORMA  FINANCIAL  INFORMATION.

          (1) The unaudited pro forma combined condensed balance sheet as of June 30, 2001 will be filed by the Registrant within 60 days after the filing of this initial report on form 8-K.

          (2) The unaudited pro forma combined condensed statements of operations for the twelve months ended June 30, 2001 will be filed by the Registrant within 60 days after the filing of this initial report on form 8-K.


     (c)  EXHIBITS.

          10.1 Merger Agreement and Plan of Reorganization dated September 28, 2001 by and among the Registrant, Crossvue, Inc., a Delaware corporation, Crossvue Acquisition Corporation, a Delaware corporation, and certain shareholders of Crossvue.

          99.1 Press Release dated October 2, 2001, in connection with the acquisition announcement.


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